UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Apartment Investment and Management Company

(Exact Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Apartment Income REIT (NYSE: AIRC) Investor Presentation July 2020 | Strictly Private & Confidential Ocean House La Jolla, CA Exhibit 99.1

FORWARD LOOKING STATEMENTS / NON-GAAP MEASURES This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Aimco’s and AIR’s portfolio composition and their relationship following the separation; the anticipated timing, structure and benefits of the separation; prospects and projected operating or financial results (including expected Funds From Operations, expected general and administrative and overhead costs); future expected dividends; expected capital structure (including balance sheet composition) and future financing plans; and statements regarding the business strategy, management and governance of Aimco and AIR. In addition, we may not complete the separation on the anticipated terms or at all. We caution investors not to place undue reliance on any such forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: whether or not we complete the separation on the anticipated terms or at all; the effects of the coronavirus pandemic on Aimco’s and AIR’s respective businesses and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco’s and AIR’s will operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s or AIR’s ability to maintain current or meet projected occupancy, rental rates and property operating results; Aimco’s or AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of the proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; activities by shareholder activists, including a proxy contest; Aimco’s and AIR’s relationship with each other after the consummation of the separation; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; the ability to achieve some or all the benefits that we expect to achieve from the separation; and such other risks and uncertainties described from time to time in filings by Aimco and AIR with the U.S. Securities and Exchange Commission (the “SEC”). In addition, Aimco’s current and continuing (and, after the separation, AIR’s) qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on its ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of each of Aimco OP L.P.’s and AIR’s respective registration statements on Form 10 relating to the separation, preliminary versions of which were publicly filed with the SEC on November 5, 2020. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances. We make no representations or warranties as to the accuracy of any projections, targets, illustrative presentations, statements or information contained in this document. It is understood and agreed that any such projections, targets, illustrative presentations, statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive, and other risks, uncertainties and contingencies many of which are beyond our control, that no assurance can be given that any particular financial projections ranges, illustrations or targets will be realized, that actual results may differ from projected results, and that such differences may be material. While all financial projections, estimates, illustrative results and targets are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, illustrative result or target extends from the date of preparation. The assumptions and estimates underlying the projected, expected, illustrative or target results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to diﬀer materially from those contained in the financial projections, estimates and targets. The inclusion of financial projections, estimates, illustrative presentations and targets in this document should not be regarded as an indication that we or our representatives, considered or consider the financial projections, estimates, illustrative presentations and targets to be a reliable prediction of future events. Further, illustrative presentations are not necessarily based on management projections, estimates, expectations or targets but are presented for illustrative purposes only. This document includes certain non-GAAP financial measures, including Funds From Operations, Pro Forma Funds From Operations, Adjusted Funds From Operations, Gross Asset Value, Net Operating Income, Adjusted EBITDA, Net Asset Value, and Net Asset Value per share, and other measures calculated based on these measures, that are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP measures, and other measures that are calculated using these non-GAAP measures, are an addition, and not a substitute for or superior to measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income, or any other performance measures derived in accordance with GAAP. We believe that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Aimco and AIR. Management uses forward looking non-GAAP measures to evaluate the projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures diﬀerently, or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies. To the extent that forward-looking or projected non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations. This document does not constitute an offer to sell, or a solicitation of an offer to buy, securities for sale.

TABLE OF CONTENTS Page Number I. Company Overview & Strategy 1 II. Investment Highlights 3 III. Financial Overview 17 IV. Next Steps 19 Appendix 20

I. Company Overview & Strategy

AIR COMPANY SNAPSHOT Note: Reflects 3Q20 portfolio metrics. Reflects 100% of total portfolio units. AIR proportionate ownership is 93.5%. Includes Prism’s 136 units. Same Store represents properties included in Aimco’s 3Q 2020 Same Store portfolio and expected to be part of AIR following the separation. GAV is calculated using the valuations published as of March 31, 2020 adjusted for subsequent changes, primarily the California Joint Venture and the Separate Portfolio securing note to AIR. GAV is the estimated fair market value. Top 8 markets include Los Angeles, Greater Washington, Philadelphia, Bay Area, Boston, Miami, San Diego and Denver. 98 # of Properties 26,599 # of Units(1) $2,333 3Q20 YTD Same Store Average Revenue per Unit(2) 95.5% 3Q20 YTD Same Store Average Daily Occupancy(2) 73.3% 3Q20 YTD Same Store NOI Margin(2) 5.5x Medium-Term Leverage Target 90.3% Top 8 Markets % of GAV(3)(4) 57/43% Class A / B&C+ Properties % of GAV(3) $1.72 2021 Expected Dividend / Share 1

AIR: SIMPLIFIED AND PURE-PLAY BUSINESS MODEL AIR will seek to capitalize on its comparative advantage in property management operations to execute its simplified and pure-play business model. Invest only in stabilized apartment communities Own only a high-quality and diversified portfolio of stabilized multi-family properties Emphasize its comparative advantage in property operations, with high customer-defined satisfaction and retention, low rate of growth in controllable operating expenses (“COE”), and high operating margins Continue to invest in property enhancements, such as kitchen and bath upgrades Maintain a strong balance sheet with leverage, net of cash and receivables, and weighted average interest expense, net of interest income, comparable to or lower than peers Reduce execution risk through elimination of redevelopment and development activities Operate with overhead costs estimated at about 15 basis points of GAV, lower than peers as a percentage of GAV 2

II. Investment Highlights

KEY INVESTMENT HIGHLIGHTS Peer group consists of coastal peers AVB, EQR, ESS, and UDR; coastal peers chosen from proxy peers for comparability in geographic markets and average rent levels. Company estimates, based on company and peer filings. G&A and offsite costs as a percent of GAV, AIR based on company estimate; peers per Green Street Advisors (“GSA”); offsite costs include G&A and property management expenses. AIR High-Quality Portfolio Diversified by Market and Price Point Best-in-Class Property Management Operations(1) Lowest Relative G&A and Offsite Costs in Peer Group(2) Strong & Flexible Balance Sheet Stable & Experienced Management Team and Shareholder Friendly Corporate Governance AIR will provide a simple and transparent way to invest in the multi-family sector combining a narrow focus on allocating capital only to stabilized apartment communities, a high-quality and diversified portfolio, best-in-class operations, with low financial leverage, limited execution risk, low management costs and public liquidity for shares. 3

Top Eight Markets(1)(2) Represent 90% of AIR GAV ATTRACTIVE PORTFOLIO, DIVERSIFIED BY GEOGRAPHY AND PRICE POINT Bay Area 10.6% Los Angeles 21.5% Greater Washington 12.4% Philadelphia 12.0% Denver 7.1% San Diego 7.2% Miami 9.6% Boston 9.9% A C+ A B B B+ B B >10% of GAV 5 - 10% of GAV Market % of GAV Asset Quality California joint venture GAV shown at pro rata ownership. Includes four leased assets to Aimco. AIR will own stabilized multi-family properties in top U.S. markets focusing on properties with high land value located in submarkets with outsized growth prospects. AIR will maintain a dynamic capital allocation and market selection process, expecting over time to reallocate its investment in jurisdictions with high unfunded public liabilities to locations with lower public tax burdens, including southeastern states. AIR’s submarket strategy reflects targeted exposure across suburban and urban formats and across the spectrum of price points / asset types. Please see following pages for highlights on Los Angeles, San Diego, Greater Washington, and Philadelphia. 4

AIR’S DIFFERENTIATED PORTFOLIO STRATEGY Differentiated Market Footprint Targeted Submarket And Price Point Strategy Within Each MSA… Los Angeles Philadelphia Washington D.C. Venice Mid-Wilshire Paramount Pasadena Santa Clarita Simi Valley Woodland Hills Center City Lower Merion University City Alexandria Arlington Fairfax Falls Church Gaithersburg Logan Circle Prince William County Concentration of high paying TAMI jobs Homeownership remains difficult Highly regulated market with strong NIMBYism sentiment Majority of submarkets are top 15 in Los Angeles as ranked by GSA Submarkets anchored by top ranked universities , hospitals and employers Lower Merion is top submarket per GSA High income levels throughout both D.C. proper and suburbs High single family home costs support apartment demand Expansion of tech sector (i.e., Amazon) Arlington, Northwest (Logan Circle), and Fairfax are top 15 D.C. submarket as ranked by GSA Commentary Submarket Market …With a Balance of Suburban vs. Urban Assets Based on Q3’20 Effective Units AIR expects to maintain a balanced multi-family portfolio, allowing it to reap the benefits of price-point and submarket diversification over various economic and housing cycles. Suburban: Urban: Turnover Rate Change 95.7% 89.3% 40.0% 46.7% (0.6%) (6.7%) Residential NRI 0.5% (6.8%) Q3’20 Performance ADO (1) San Diego Downtown Escondido La Jolla Oceanside Ocean Beach Majority of submarkets are top 10 in San Diego as ranked by GSA Highly attractive lifestyle market with good weather and plentiful amenities Strong university system feeding life sciences “AIV controls one of the most diversified portfolios by geography and quality. The above-average ownership of class-B suburban assets leads to lower turnover and less direct competition from new supply. Additionally, less urban exposure is positive at present.” – Green Street Advisors Average daily occupancy. 5

Sources: Company filings, SNL Financial, GSA. Asset quality for AIR determined by company Pro forma for the recently announced joint venture of California assets Market Focus Rationale Concentration in submarkets with high home prices where homeownership remains difficult providing demand support Highly regulated submarkets with strong barriers to entry limits supply growth MARKET SNAPSHOT: LOS ANGELES Represents AIR’s Largest Market With 21% of NOI – 12 Assets Totaling ~3,500 Units (at Share) (2) Los Angeles portfolio consists of approximately 3,500 units (at share) across 12 assets 75% of AIR’s Los Angeles assets were either built or renovated after 2008 Largest presence in city (as % of total company NOI) of any large-cap public multifamily REIT Market rent above MSA average with strong NOI growth potential Urban vs. Suburban Concentration (2) %, Based on # of units Portfolio Quality (1)(2) %, Based on # of units Los Angeles % of REIT NOI (2) 21% Total Units at Share 3,498 Average Occupancy 92.7% Average Rate Per Unit $2,989 Average Rent vs. Market 152% Key Statistics As of 3Q 2020 Villas at Park La Brea (Mid-Wilshire) Palazzo East at Park La Brea (Mid-Wilshire) Malibu Canyon (Woodland Hills) Lincoln Place (Venice) Mid-Wilshire Santa Clarita Simi Valley Paramount Woodland Hills Pasadena Venice Sub- Markets 6 Suburban 30% Urban 70%

Sources: Company filings, SNL Financial, GSA Asset quality for AIR determined by company MARKET SNAPSHOT: D.C. METRO Represents AIR’s Second Largest Market With 17% of NOI – 11 Assets Totaling ~5,200 Units D.C. Metro portfolio consists of approximately 5,200 units across 11 assets Price point diversification with mix of “A” and “B” assets High suburban concentration in the most attractive submarkets across the region Poised to benefit from work from home trends Urban vs. Suburban Concentration %, Based on # of units Portfolio Quality (1) %, Based on # of units D.C. Metro % of REIT NOI 17% Total Units at Share 5,215 Average Occupancy 95.4% Average Rate Per Unit 1,676 Average Rent vs. Market 88% Suburban 97% Key Statistics As of 3Q 2020 Bent Tree Apartments (Fairfax) Avery Row (Arlington) Foxchase (Alexandria) Latrobe (Logan Circle) Alexandria Logan Circle Gaithersburg Prince William County Fairfax Arlington Falls Church Sub- Markets Market Focus Rationale High income levels throughout D.C. proper and the surrounding VA and MD suburbs Expansion of tech (i.e., Amazon) further supports growth in suburbs across a variety of price points 7 Urban 3%

MARKET SNAPSHOT: PHILADELPHIA Unique Market Presence for AIR Producing 11% of Total NOI – 11 Assets Totaling ~2,700 Units Approximately 2,700 units across 11 assets Over 80% of assets were either built or renovated after 2010 High quality portfolio with urban focus demonstrated by market rent that is 1.7x MSA average Attractive submarket demographics with strong educational attainment among prime renter cohort Urban vs. Suburban Concentration %, Based on # of units Portfolio Quality (1) %, Based on # of units Philadelphia % of REIT NOI 11% Total Units at Share 2,669 Average Occupancy 88.3% Average Rate Per Unit $2,532 Average Rent vs. Market 168% Key Statistics As of 3Q 2020 777 South Broad Street (Center City) SouthStar Lofts (Center City) One Ardmore Place (Lower Merion) Riverloft (Center City) Suburban 4% Center City University City Lower Merion Sub- Markets Market Focus Rationale Submarkets anchored by top ranked universities and growth of healthcare and technology sectors across these submarkets (i.e., Comcast Center) Sources: Company filings, SNL Financial, GSA Asset quality for AIR determined by company 8 Urban 96%

MARKET SNAPSHOT: SAN DIEGO Attractive and Stable Lifestyle Market With 9% of NOI – 8 Assets Totaling ~2,100 Units (at Share) (2) San Diego portfolio consists of approximately 2,100 units across 8 assets One of the largest presence in the MSA of any large-cap public multifamily REIT High occupancy across all submarkets due to presence in strong, stable suburban submarkets High suburban concentration in the most attractive submarkets across the region Urban vs. Suburban Concentration (2) %, Based on # of units Portfolio Quality (1)(2) %, Based on # of units San Diego % of REIT NOI (2) 9% Total Units at Share 2,104 Average Occupancy 97.6% Average Rate Per Unit 1,994 Average Rent vs. Market 105% Suburban 96% Key Statistics As of 3Q 2020 Market Focus Rationale Natural supply constraints due to high land costs and military bases Strong university system that feeds into the life sciences sector Attractive coastal market due to plentiful amenities and good weather Windrift (Oceanside) Ocean House on Prospect (La Jolla) Island Club (Oceanside) Broadway Lofts (Downtown) Escondido Ocean Beach La Jolla Oceanside Downtown Sub- Markets Sources: Company filings, SNL Financial, GSA Asset quality for AIR determined by company Pro forma for recently announced joint venture of California assets. 9 Urban 4%

Source: Company filings representing quarter ending September 30, 2020. Average growth is calculated as simple average of growth rates from 2010 to 3Q 2020 as disclosed in company filings. Customer satisfaction scores as measured by ~55k company surveys. BEST-IN-CLASS PROPERTY MANAGEMENT OPERATIONS Best-in-Class Operating Cost Control Average Same-Store Operating Expense Growth Over Past Decade(1) Aimco’s sustained best-in-class operations is proven by: World class measured customer satisfaction, 4.3 out of 5 YTD September 30, 2020(2); High customer retention, 58% for the 12 months ended September 30, 2020; and Peer leading NOI margins for the past 13 quarters AIR will continue to drive rent growth based on high levels of resident retention through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI growth and margins. 10

Source: Green Street Advisors (“GSA”). AIR is 2020E. Lean Overhead G&A as a % of Gross Asset Value (bps), Per GSA LOWEST RELATIVE G&A AND OFFSITE COST IN PEER GROUP (1) All G&A costs at ~15 basis points of GAV c Low overhead / G&A costs given focus on investing solely in income producing assets No development / risk exposure (i.e., no FFO “drag” from development) further supporting future earnings 11

Source: Green Street Advisors (“GSA”), Wall Street research and company filings as of September 12, 2020. Real Estate GAV as of March 31, 2020; pro forma adjusted to include subsequent events. Per company filings, adjusted for proportionate share. Net Leverage In-Line with Peers 3Q20 Net Debt + Pref. to Quarter Annualized EBITDA(2) Low Weighted Average Cost of Net Debt (Per GSA) STRONG & FLEXIBLE BALANCE SHEET Medium-term leverage target of 5.5x through property debt repayment and NOI growth Maintain Low Leverage with 5.5x Medium-Term Target Substantial unencumbered asset pool of $2.9bn(1) 12 Diversify Sources of Capital Well Supported Dividend Well Laddered Maturity Schedule with Minimal Near-Term Property Debt Due Strong Credit Metrics: Over 4.5x Fixed Charge Coverage Ratio

STABLE AND EXPERIENCED MANAGEMENT TEAM AIR Senior Leadership Team: Includes 10 individuals (including those mentioned above) Is stable, averaging 12 years working together Is regularly refreshed, such as by Andrea Young Senior Vice President, IT 1.5 years with Aimco and Conor Wagner, Chief Investment Officer 2.5 years with Aimco Compensation Will Follow Legacy Aimco’s Historic Practices: Compensation aligned with strategy and performance 90% of CEO pay and 69% of Named Executive Officer pay is at risk Compensation designed to incentivize growth and returns Long-term compensation based on relative TSR performance 97.9% support for Say-On-Pay in 2020 and over 98% over past three years No change of control or similar benefits for execution of separation transaction No special tax benefits for execution of separation transaction Terry Considine 45+ Years of Aimco Experience Director & Chief Executive Officer Lisa Cohn 18+ Years of Aimco Experience President and General Counsel Keith Kimmel 18+ Years of Aimco Experience President, Property Operations Paul Beldin 12+ Years of Aimco Experience Executive Vice President & Chief Financial Officer Conor Wagner 2+ Years of Aimco Experience Senior Vice President & Chief Investment Officer 13

SHAREHOLDER FRIENDLY CORPORATE GOVERNANCE Separation of Chairman and CEO Roles All Directors Other than CEO are Independent Permanent Opt Out of MUTA at Separation AIR will not be able to reclassify its board without obtaining shareholder approval To Enable AIR’s Management Team to Prioritize Operations in a Turbulent Economy and to Execute a Smooth Transition, the Board Decided Unanimously to Temporarily Classify the AIR Board Entire board up for election at the 2022 annual meeting and thereafter CEO Pledge that His Annual Compensation Plan on a Combined Basis (AIR and AIV) Will Not During Transition Period Exceed Compensation Plan at Aimco Prior to Separation AIR CEO Will Not Hold Aimco Chairman Role or Any Executive Position at Aimco 14

North Tower at Flamingo Point in Miami Beach, Florida, The Fremont on the Anschutz Medical Campus in the Denver MSA, Colorado, Prism in Cambridge, Massachusetts, and 707 Leahy Apartments in Redwood City, California. 16 multi-family communities with an estimated GAV of $0.9 billion, securing property debt of approximately $0.2 billion and notes payable to AIR of approximately $0.5 billion. FINITE AND NARROWLY DEFINED TRANSITION RELATIONSHIP BETWEEN THE TWO COMPANIES Relationship Compensation Term Property Management AIR will initially provide property management and related services to Aimco’s properties currently managed by Aimco Customary management fee based on percentage of revenue collected and such other fees mutually agreed upon 1 year (renews annually unless terminated) AIR or Aimco may terminate at any time on 60 days notice, without any termination fee or other penalty Master Services Agreement AIR to provide Aimco with customary administrative and support services, subject to certain customary exclusions (e.g., legal, regulatory, tax and financial advice) At fully-burdened cost, no additional margin AIR may terminate after December 31, 2023 on 60 days’ notice Aimco may terminate at any time on 60 days’ notice Master Leasing Agreement Subject to certain exceptions, AIR has purchase option on Aimco stabilized properties and right of first offer on stabilized properties Aimco is under contract to purchase from third parties Purchase Option: Exercisable for fair market value of property Right of First Offer: If AIR exercises, Aimco receives as a finder’s fee 1% of aggregate purchase price and expenses Initial term of 18 months (renews annually, but either party may opt out of renewal with advance notice) Master Leases AIR will lease to Aimco, and Aimco has the right to complete development, redevelopment, construction and lease-up of properties Four properties(1) leased at inception No obligation on Aimco or AIR to lease additional properties Initial annual rent based on fair market value and market NOI cap rates, subject to certain adjustments If terminated in connection with stabilization: AIR has the right to buy improvements at 5% discount to current fair market value, or Aimco may either buy the property for fair market value of the property at the time of lease inception or cause sale of property to a third party (with AIR receiving fair market value of the property at the time of lease inception and Aimco receiving all excess proceeds) Aimco has option to terminate each lease after property stabilization The last of the four initial assets is expected to complete lease-up in 2023 Note Receivable from Aimco Aggregate principal amount of $534 million will be only material financial obligation between by Aimco and AIR Interest rate of 5.2% per annum Matures on January 31, 2024 Customary mandatory prepayments in connection with asset sales and similar transactions, debt issuances and casualty events, in each case related to Separate Portfolio Assets(2) Services Financial 15

BOARD OF DIRECTORS Name / Position Class I* Tenure / Chairmanships Experience Tom L. Keltner Chairman & Independent Director AIV Board Tenure: 13 years Chairman of the Compensation and Human Resources Committee Bob A. Miller Lead Independent Director ü AIV Board Tenure: 13 years Devin I. Murphy Independent Director AIV Board Tenure: 1 year Kathleen M. Nelson Independent Director ü AIV Board Tenure: 10 year Chairwoman of the Nominating and Corporate Governance Committee John D. Rayis Independent Director AIV Board Tenure: 1 year Ann Sperling Independent Director AIV Board Tenure: 2 years Chairwoman of the Redevelopment and Construction Committee Michael A. Stein Independent Director ü AIV Board Tenure: 16 years Chairman of the Investment Committee Nina A. Tran Independent Director AIV Board Tenure: 4 years Chairwoman of the Audit Committee Terry Considine Director and CEO AIV Board Tenure: 26 years AIR will have separate Chairman and CEO positions. Tom Keltner will be elected the new Chairman of the Board. *Class I term expires at 2021 annual meeting. Entire Board annually elected beginning at 2022 annual meeting 16

III. Financial Overview 21 Fitzsimons Aurora, CO

FINANCIAL OVERVIEW: NOI BRIDGE AIR’s high-quality and diversified portfolio, coupled with its simple and low-cost business plan, is expected to provide long-term cash flow predictability and stability, resulting in high margins and growing NOI. While NOI is down in 2020 due to the unprecedented impact of the pandemic and government shutdown, the long-term earnings power of the AIR portfolio is expected to remain strong. While the timing is highly uncertain, there are several identifiable catalysts that will lead to a recovery in NOI to pre-COVID levels. 17 Lower Occupancy Primarily From: ~$6.2M in Los Angeles due to shut down of entertainment and supporting industries; resumption of filming days as a potential catalyst ~$6.7M in Philadelphia where UPenn and Drexel were “virtual” for the fall semester and the Comcast office near Sterling was vacant; potential for improvement from soft re-opens of UPenn and Drexel for winter and spring semesters ~$3.1M in Bay Area, mostly from Peninsula impacted by tech company work from home policies ~$3.0M in urban Boston driven by downtown and Cambridge, due to MIT being remote and vacated biotech offices Tenants Living Rent Free: Tenants who lived or are living at communities without paying rent, who would have been evicted under normal circumstances, with approximately one half in Los Angeles Commercial: Heavily impacted commercial spaces in downtown, urban markets, primarily in the Northeast Other: By design and due primarily to the normal seasonality of expenses, with the third quarter typically running above the first quarter AIR share of NOI; adjusted to reflect the California joint venture as if it was in place for the whole period. AIR uses proportionate property NOI to assess the operating performance of its communities. Proportionate property net operating income reflects AIR share of rental and other property revenues, excluding utility reimbursements, less direct property operating expenses, net of utility reimbursements.

AIR PRO FORMA EARNINGS POWER While the timing of NOI recovery is highly uncertain, the long-term earnings power of AIR is expected to remain strong. AIR’s low cost, low leverage and predictable business model makes it easier to forecast items outside of NOI. 18 AIR share of NOI; adjusted to reflect the California joint venture as if it was in place for the whole period. AIR uses proportionate property NOI to assess the operating performance of its communities. Proportionate property net operating income reflects AIR share of rental and other property revenues, excluding utility reimbursements, less direct property operating expenses, net of utility reimbursements. Estimated Cost of Leverage, Offsite Costs, and Other; Net of Income from Leased Properties based on management’s estimate for AIR on a go forward basis..

IV. Next Steps

ILLUSTRATIVE BUSINESS SEPARATION TIMELINE November 2020 December 2020 November 5th Publicly Filed Form 10 Separation Expected to Be Completed in December 2020. Late November Expected Public Announcement of Record Date and Intended Distribution Date Early December Expected Record Date and Beginning of When-Issued Trading Mid December Expected Distribution of AIR to Aimco’s stockholders, and regular way trading on NYSE for separated AIR and New Aimco 19

Appendix

PORTFOLIO OVERVIEW BY MARKET Total Portfolio Overview(1)(2) As of September 30, 2020; adjusted to reflect joint venture of California assets for whole period. Includes 4 leased assets to Aimco. NOI represents the operating results of apartment communities including ancillary commercial rents. NOI does not include any office related rents or other material commercial rents. Based on rents, after concessions and vacancy loss, divided by AIR Share of Apartment Homes. Does not include other rental income. Market rents Q2 2020 per REIS 20

AIR PORTFOLIO * * ✔ ✔ ✔ ✔ ✔ ✔ ✔ ✔ ✔ ✔ * * ✔ ✔ ✔ Denotes California Joint Venture Property Denotes Leased Property * 21

IMPORTANT INFORMATION / PARTICIPANTS IN SOLICITATION Important Additional Information and Where to Find It In connection with any special meeting called by the Company at the demand of certain shareholders of the Company arising from Land & Buildings Investment Management’s consent solicitation (the “Special Meeting”), the Company will file a proxy statement (the “Special Meeting Proxy Statement”), together with a WHITE proxy card, with the SEC. SHAREHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investors.aimco.com/) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at proxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018. Participants in the Solicitation The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Special Meeting Proxy Statement and other materials to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 11, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.